Exhibit 99.1

Superconductor Technologies Reports 2017 First Quarter Results

AUSTIN, Texas, May 11, 2017 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq:SCON) reported financial results for the quarter ended April 1, 2017.

Jeff Quiram, STI’s president and CEO, stated, “During the first quarter, our Conductus® HTS wire attained the performance for which we have been striving. In March, we began shipments of Conductus to key customers that incorporated the combined improvements in both mechanical and critical current capacity performance. We continue to engage with our customers as they complete qualification of our wire for their applications. Currently, our efforts are focused on preparing for commercial production of Conductus wire.

“Additionally, we are making good progress in our contract negotiations with the U.S. Department of Energy (DOE) for the Next Generation Electric Machines (NGEM) program. We anticipate work on our project should begin in the third quarter. Under the NGEM program, we will further evaluate several techniques that we believe will greatly improve the performance of Conductus wire while reducing the overall manufacturing costs. The DOE’s stated program goal is to bring about the rapid development of enabling technology used to manufacture superconducting industrial motors, allowing next generation motors to be highly efficient and have a much smaller footprint.

“As our commercialization efforts proceed, new applications continue to emerge in the electrical power industry with the potential to use disruptive Second Generation (2G) HTS superconducting technology. In general, these emerging applications intend to create large-scale, low-carbon energy that create value primarily by lowering the cost of energy generation. We are excited about these longer-term projects as many industry experts now believe that 2G HTS materials utilizing Rare Earth, Barium-Copper-Oxide (ReBCO) compounds will play a critical role, allowing magnetic field performance to more than double that of the conventional superconductor wire utilized today, such as Niobium Titanium (Nb-Ti) and Niobium Tin (Nb3Sn). STI’s proprietary RCE-CDR wire fabrication process delivers superior infield magnetic performance that is ideal for many of these applications and offers capabilities not matched by many competitive superconducting wire providers. We continue to believe we are well positioned to address the demanding technical performance necessary to address these near- and longer-term market opportunities,” Quiram concluded.

First Quarter Highlights
STI’s first quarter 2017 net revenues were $1,000, compared to $89,000 in the first quarter of 2016 and $9,000 in the fourth quarter of 2016. Revenue for all periods was primarily from legacy wireless products. Net loss for the first quarter 2017 was $2.6 million, or a loss of $0.26 per basic and diluted share, compared to a net loss of $2.6 million, or a loss of $1.00 per basic and diluted share, in the first quarter of 2016, and a net loss of $2.5 million, or a loss of $0.61 per basic and diluted share in the fourth quarter of 2016.

Please note: share and per share data for both periods is adjusted for the 1-for-15 reverse stock split effective on July 18, 2016.

As of April 1, 2017, STI had $8.4 million in cash and cash equivalents.

Investor Conference Call
STI will host a conference call and simultaneous webcast today, May 11th at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its results. To listen to the call live, please dial 1-888-283-6901 at least 10 minutes before the start of the conference. International participants may dial 1-719-325-2171. The conference ID is 6128150.  The call will be webcast and can be accessed from the “Investor Relations” section of the company’s website. A telephone replay will be available until midnight ET on May 13th by dialing 1-844-512-2921 or 1-412-317-6671, and entering pass code 6128150. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)
Superconductor Technologies Inc. is a global leader in superconducting innovation. Its Conductus® superconducting wire platform offers high performance, cost-effective and scalable superconducting wire. With 100 times the current carrying capacity of conventional copper and aluminum, superconducting wire offers zero resistance with extreme high current density. This provides a significant benefit for electric power transmission and also enables much smaller or more powerful magnets for motors, generators, energy storage and medical equipment. Since 1987, STI has led innovation in HTS materials, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than 20 years STI utilized its unique HTS manufacturing process for solutions to maximize capacity utilization and coverage for Tier 1 telecommunications operators. Headquartered in Austin, TX, Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement
Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; our need to materially grow our revenues from commercial operations and/or to raise additional capital (which financing may not be available on acceptable terms or at all) in the very near future, before cash reserves are depleted (which reserves are expected to be sufficient into the first quarter of 2017), to implement our current business plan and maintain our viability; the performance and use of our equipment to produce wire in accordance with our timetable; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; the possibility of delays in customer evaluation and acceptance of our HTS wire; the limited number of potential customers and customer pressures on the selling prices of our products; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; the impact of competitive products, technologies and pricing; manufacturing capacity constraints and difficulties; the impact of any financing activity on the level of our stock price; the dilutive impact of any issuances of securities to raise capital; the steps required to maintain the listing of our common stock with a U.S. national securities exchange and the impact on the liquidity and trading price of our common stock if we fail to maintain such listing; the cost and uncertainty from compliance with environmental regulations; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2016 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Investor Relations Contact
Cathy Mattison or Kirsten Chapman
LHA  +1-415-433-3777  invest@suptech.com

– Tables to Follow –

SUPERCONDUCTOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016

Revenues	$1,000	$89,000

Costs and expenses:
Cost of revenues	862,000	864,000
Research and development	650,000	716,000
Selling, general and administrative	1,120,000	1,163,000

Total costs and expenses	2,632,000	2,743,000

Loss from operations	(2,631,000)	(2,654,000)

Other Income and Expense:
Adjustments to fair value of warrant derivatives	(3,000)	21,000
Other income	5,000	3,000

Net loss	$(2,629,000)	$(2,630,000)
Basic and diluted net loss per common share	$(0.26)	$(1.00)

Basic and diluted weighted average number of common
shares outstanding	9,967,932	2,626,824

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 1,	December 31,
	2017	2016
	(Unaudited)	(See Note)
ASSETS

Current Assets:
Cash and cash equivalents	$8,414,000	$10,452,000
Accounts receivable, net	-	8,000
Inventories, net	53,000	68,000
Prepaid expenses and other current assets	19,000	109,000
Total Current Assets	8,486,000	10,637,000

Property and equipment, net of accumulated depreciation of
$9,912,000 and $9,350,000, respectively	2,929,000	3,491,000
Patents, licenses and purchased technology, net of accumulated amortization
of $954,000 and $948,000, respectively	1,024,000	990,000
Other assets	69,000	96,000
Total Assets	$12,508,000	$15,214,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$349,000	$336,000
Accrued expenses	410,000	608,000
Total Current Liabilities	759,000	944,000
Other long term liabilities	177,000	172,000
Total Liabilities	936,000	1,116,000

Stockholders’ Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized,
328,925 and 333,767 shares issued and outstanding, respectively	-	-
Common stock, $.001 par value, 250,000,000 shares authorized,
10,590,928 and 7,353,714 shares issued and outstanding, respectively	10,000	7,000
Capital in excess of par value	316,277,000	316,177,000
Accumulated deficit	(304,715,000)	(302,086,000)
Total Stockholders' Equity	11,572,000	14,098,000
Total Liabilities and Stockholders' Equity	$12,508,000	$15,214,000

Note – December 31, 2016 balances were derived from audited financial statements.

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,629,000)	$(2,630,000)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	568,000	580,000
Stock-based compensation expense	103,000	261,000
Adjustments to fair value of warrant derivatives	3,000	21,000
Changes in assets and liabilities:
Accounts receivable	9,000	(32,000)
Inventories	15,000	(43,000)
Prepaid expenses and other current assets	90,000	(61,000)
Patents and licenses	(41,000)	(50,000)
Other assets	27,000	126,000
Accounts payable, accrued expenses and other current liabilities	(183,000)	(67,000)
Net cash used in operating activities	(2,038,000)	(1,895,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	-	-
Net proceeds from the sale of property and equipment	-	-
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the sale of common stock	-	-
Net proceeds from the exercise of outstanding warrants	-	-
Net cash provided by financing activities	-	-

Net increase (decrease) in cash and cash equivalents	(2,038,000)	(1,895,000)
Cash and cash equivalents at beginning of period	10,452,000	7,469,000
Cash and cash equivalents at end of period	$8,414,000	$5,574,000